PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2015 and a Fee Waiver

NEW YORK, NY -- (Marketwired - February 03, 2016) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the first fiscal quarter ended December 31, 2015 and a management fee waiver.

HIGHLIGHTS
Quarter ended December 31, 2015
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $  1,261.9
  Net assets                                                     $    647.3
  Net asset value per share                                      $     9.02

  Credit Facility                                                $    134.7
  2019 Notes                                                     $    249.2
  SBA debentures                                                 $    146.4
  2025 Notes                                                     $     71.1

Yield on debt investments at quarter-end                               12.2%

Operating Results:
  Management fee waiver                                          $     0.02
  Net investment income                                          $     16.8
  GAAP net investment income per share                           $     0.23
  Provision for taxes per share                                  $     0.02
  Core net investment income per share (1)                       $     0.25
  Distributions declared per share                               $     0.28

Portfolio Activity:
  Purchases of investments                                       $    130.3
  Sales and repayments of investments                            $    108.1

  Number of new portfolio companies invested                              4
  Number of existing portfolio companies invested                         6
  Number of portfolio companies at quarter-end                           62

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the costs associated with the provision for taxes.
    The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 4, 2016

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 4, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 737-3713 approximately 5-10 minutes prior to the call. International callers should dial (913) 981-5588. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 18, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1826142.

FEE WAIVER

For the three months ended December 31, 2015 and through December 31, 2016, PennantPark Investment Advisers has voluntarily agreed, in consultation with the board of directors, to waive 16% of both base and incentive fees, correlated to our 16% energy cost exposure (oil & gas and energy & utilities industries) as of December 31, 2015. For the three months ended December 31, 2015 and 2014, the fee waiver was $1.6 million, or $0.02 per share, and zero, respectively.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2015, our portfolio totaled $1,261.9 million and consisted of $477.2 million of senior secured debt, $481.6 million of second lien secured debt, $173.1 million of subordinated debt and $130.0 million of preferred and common equity. Our debt portfolio consisted of 75% variable-rate investments (including 69% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 25% fixed-rate investments. As of December 31, 2015, we had three companies on non-accrual, representing 5.4% and 1.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $165.1 million as of December 31, 2015. Our overall portfolio consisted of 62 companies with an average investment size of $20.4 million, had a weighted average yield on debt investments of 12.2% and was invested 38% in senior secured debt, 38% in second lien secured debt, 14% in subordinated debt and 10% in preferred and common equity.

As of September 30, 2015, our portfolio totaled $1,299.0 million and consisted of $399.2 million of senior secured debt, $612.5 million of second lien secured debt, $182.5 million of subordinated debt and $104.8 million of preferred and common equity. Our debt portfolio consisted of 71% variable-rate investments (including 65% with a LIBOR or prime floor) and 29% fixed-rate investments. As of September 30, 2015, we had four companies on non-accrual, representing 9.4% and 5.5% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $125.2 million as of September 30, 2015. Our overall portfolio consisted of 61 companies with an average investment size of $21.3 million, had a weighted average yield on debt investments of 12.1% and was invested 31% in senior secured debt, 47% in second lien secured debt, 14% in subordinated debt and 8% in preferred and common equity.

For the three months ended December 31, 2015, we invested $130.3 million in four new and six existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the three months ended December 31, 2015 totaled $108.1 million.

For the three months ended December 31, 2014, we invested $158.9 million in three new and five existing portfolio companies with a weighted average yield on debt investments of 12.6%. Sales and repayments of investments for the three months ended December 31, 2014 totaled $79.3 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2015 and 2014.

Investment Income

Investment income for the three months ended December 31, 2015 was $35.3 million and was attributable to $12.9 million from senior secured debt, $17.4 million from second lien secured debt and $5.0 million from subordinated debt, respectively. Investment income for the three months ended December 31, 2014 was $39.2 million and was attributable to $14.6 million from senior secured debt, $15.9 million from second lien secured debt, $8.2 million from subordinated debt and $0.5 million from preferred and common equity. The decrease in investment income per share compared with the same period in the prior year was primarily due to a lower yielding portfolio.

Expenses

Expenses for the three months ended December 31, 2015 totaled $18.4 million. Base management fee for the same period totaled $5.5 million (after a base management fee waiver of $1.0 million), incentive fee totaled $3.2 million (after an incentive fee waiver of $0.6 million), debt related interest and expenses totaled $6.7 million, general and administrative expenses totaled $1.7 million and provision for taxes totaled $1.3 million. Expenses for the three months ended December 31, 2014 totaled $19.7 million. Base management fee for the same period totaled $6.8 million, incentive fee totaled $4.9 million, debt related interest and expenses totaled $6.5 million and general and administrative expenses totaled $1.5 million. The decrease in expenses compared with the same period in the prior year was primarily due to the management fee waiver and lower incentive fees offset by a higher provision for taxes.

Net Investment Income

Net investment income totaled $16.8 million, or $0.23 per share, for the three months ended December 31, 2015, and $19.5 million, or $0.26 per share, for the three months ended December 31, 2014. Core net investment income, a non-GAAP financial measure, totaled $18.1 million and $19.5 million, or $0.25 and $0.26 per share, for the three months ended December 31, 2015 and 2014, respectively. The decrease in net investment income compared to the same period in the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2015 totaled $108.1 million and realized losses totaled $25.4 million. Sales and repayments of investments totaled $79.3 million and realized gains totaled $8.6 million for the three months ended December 31, 2014. The increase in realized losses compared with the same period in the prior year was primarily due to the changes in market conditions of our investments and a higher volume of sales and repayments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended December 31, 2015 and 2014, we reported net unrealized depreciation on investments of $39.9 million and $53.2 million, respectively. As of December 31, 2015 and September 30, 2015, our net unrealized depreciation on investments totaled $165.1 million and $125.2 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments liquidated.

For the three months ended December 31, 2015 and 2014, we reported net unrealized depreciation on our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, our 4.50% senior notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes, of $7.7 million and $1.1 million, respectively. The change compared with the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $(40.8) million, or $(0.56) per share, for the three months ended December 31, 2015. This compares to a net change in net assets resulting from operations of $(23.9) million, or $(0.32) per share, for the three months ended December 31, 2014. The decrease in the net change in net assets from operations compared with the same period in the prior year is primarily the result of changes in portfolio investment values during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2015 and September 30, 2015, there was $143.0 million (including a temporary draw of $15.0 million) and $136.9 million (including a temporary draw of $30.0 million), respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate at the time of 2.98% and 3.07%, respectively, exclusive of the fee on undrawn commitments. The annualized weighted average cost of debt for the three months ended December 31, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on Small Business Administration, or SBA, debentures, was 4.50% and 4.63%, respectively. As of December 31, 2015 and September 30, 2015, we had $402.0 million and $408.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of December 31, 2015 and September 30, 2015, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of December 31, 2015 and September 30, 2015, we had $225.0 million in SBA debt commitments through certain of our consolidated subsidiaries and $150.0 million was drawn for each period with a weighted average fixed interest rate of 3.70% (excluding 3.43% of upfront fees).

At December 31, 2015 and September 30, 2015, we had cash and cash equivalents of $26.3 million and $49.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $0.9 million for the three months ended December 31, 2015, and our financing activities used cash of $22.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for our stock repurchase plan.

Our operating activities used cash of $61.8 million for the three months ended December 31, 2014, and our financing activities provided cash of $49.6 million for the same period, primarily from net borrowings under our Credit Facility.

STOCK REPURCHASE PROGRAM

On May 6, 2015, we announced a share repurchase plan which allows us to repurchase up to $35 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 6, 2016 and the repurchase of $35 million of common stock. During the three and nine months ended December 31, 2015, we repurchased 1.2 million and 3.3 million shares of common stock, respectively, in open market transactions for an aggregate cost (including transaction costs) of $8.4 million and $26.3 million, respectively. During the three and nine months ended December 31, 2014, we did not make any repurchases of our common stock.

DISTRIBUTIONS

During the three months ended December 31, 2015 and 2014, we declared distributions of $0.28 per share for each period for total distributions of $20.1 million and $21.0 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             December 31,
                                                 2015        September 30,
                                             (unaudited)          2015
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost-$1,044,859,200 and
   $1,138,155,969, respectively)           $   987,155,675  $ 1,096,719,079
  Non-controlled, affiliated investments
   (cost-$224,197,965 and $133,693,295,
   respectively)                               169,815,076       95,503,104
  Controlled, affiliated investments
   (cost-$157,881,319 and $152,387,898,
   respectively)                               104,913,610      106,825,650
                                           ---------------  ---------------
  Total of investments (cost-
   $1,426,938,484 and $1,424,237,162,
   respectively)                             1,261,884,361    1,299,047,833
Cash and cash equivalents (cost-
 $26,281,577 and $49,637,415,
 respectively)                                  26,254,919       49,619,256
Interest receivable                              7,003,999        7,590,197
Prepaid expenses and other assets                4,376,249        8,790,944
                                           ---------------  ---------------
    Total assets                             1,299,519,528    1,365,048,230
                                           ---------------  ---------------
Liabilities
Distributions payable                           20,088,799       20,430,492
Payable for investments purchased               11,748,499        3,591,177
Credit Facility payable (par-$142,995,323
 and $136,864,300, respectively)               134,682,108      132,356,860
2019 Notes payable (par-$250,000,000)          249,247,500      253,102,500
SBA debentures payable (par-$150,000,000)      146,412,932      146,269,957
2025 Notes payable (par-$71,250,000)            71,136,000       71,136,000
Management fee payable, net                      5,464,856        6,602,029
Performance-based incentive fee payable,
 net                                             3,188,452        5,007,792
Interest payable on debt                         6,238,580        7,638,514
Accrued other expenses                           4,002,403        2,322,367
                                           ---------------  ---------------
    Total liabilities                          652,210,129      648,457,688
                                           ---------------  ---------------
Commitments and contingencies
Net assets
Common stock, 71,745,710 and 72,966,043
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                 71,746           72,966
Paid-in capital in excess of par value         826,275,288      834,711,229
Distributions in excess of net investment
 income                                        (16,682,155)     (13,424,886)
Accumulated net realized (loss) gain on
 investments                                    (6,455,658)      18,919,305
Net unrealized depreciation on investments    (165,079,537)    (125,207,012)
Net unrealized depreciation on debt              9,179,715        1,518,940
                                           ---------------  ---------------
    Total net assets                       $   647,309,399  $   716,590,542
                                           ---------------  ---------------
    Total liabilities and net assets       $ 1,299,519,528  $ 1,365,048,230
                                           ===============  ===============
Net asset value per share                  $          9.02  $          9.82
                                           ===============  ===============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                            Three Months Ended December 31,
                                           --------------------------------
                                                 2015             2014
                                           ---------------  ---------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                 $    28,218,030  $    34,861,628
  Other income                                   1,667,653        1,578,838
From non-controlled, affiliated
 investments:
  Interest                                       2,180,576        1,485,410
From controlled, affiliated investments:
  Interest                                       3,197,033        1,278,796
                                           ---------------  ---------------
  Total investment income                       35,263,292       39,204,672
                                           ---------------  ---------------
Expenses:
  Base management fee                            6,505,780        6,796,751
  Performance-based incentive fee                3,795,782        4,869,218
  Interest and expenses on debt                  6,726,325        6,515,331
  Administrative services expenses                 867,500          857,064
  Other general and administrative
   expenses                                        884,629          689,436
                                           ---------------  ---------------
  Expenses before management fee waiver
   and provision for taxes                      18,780,016       19,727,800
                                           ---------------  ---------------
  Management fee waiver                         (1,648,254)               -
  Provision for taxes                            1,300,000                -
                                           ---------------  ---------------
  Net expenses                                  18,431,762       19,727,800
                                           ---------------  ---------------
Net investment income                           16,831,530       19,476,872
                                           ---------------  ---------------
Realized and unrealized loss on
 investments and debt:
Net realized (loss) gain on investments        (25,374,963)       8,626,139
Net change in unrealized depreciation on:
  Non-controlled, non-affiliated
   investments                                 (16,742,815)     (53,059,559)
  Non-controlled and controlled,
   affiliated investments                      (23,129,710)        (104,773)
  Debt depreciation                              7,660,775        1,115,627
                                           ---------------  ---------------
  Net change in unrealized depreciation on
   investments and debt                        (32,211,750)     (52,048,705)
                                           ---------------  ---------------
Net realized and unrealized loss from
 investments and debt                          (57,586,713)     (43,422,566)
                                           ---------------  ---------------
Net decrease in net assets resulting from
 operations                                $   (40,755,183) $   (23,945,694)
                                           ===============  ===============
Net decrease in net assets resulting from
 operations per common share               $         (0.56) $         (0.32)
                                           ===============  ===============
Net investment income per common share     $          0.23  $          0.26
                                           ===============  ===============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com